UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

ALSET INC.

(Exact name of registrant as specified in its charter)

Texas	001-39732	83-1079861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane
Suite 210
Bethesda, Maryland 20814	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3940

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Binding Term Sheet for Sale of Shares of Hapi Metaverse Inc.

On February 5, 2026, Alset Inc. (“Alset”) entered into a term sheet (the “Term Sheet”), with HWH International Inc., a Nevada company (the “Buyer”), a majority owned subsidiary of Alset. Pursuant to the Term Sheet, Alset agreed to sell to the Buyer 505,341,376 issued and outstanding shares of common stock, par value $0.0001 (the “Shares”), of Hapi Metaverse Inc. (“Hapi Metaverse”), representing 99.55% of Hapi Metaverse’s outstanding capital.

Under the terms of the Term Sheet, Alset agreed to sell the Shares through a stock purchase agreement for a purchase price of $19,910,603.00 in the form of a promissory note convertible into newly issued shares of the Buyer’s common stock (the “Stock Purchase Agreement,” and the “Convertible Note”). The Convertible Note bears a simple interest rate of 1% per annum. Under the terms of the Convertible Note, Alset may convert any outstanding principal and interest into shares of the Buyer’s common stock at $1.85 per share upon ten (10) days’ notice prior to maturity of the Convertible Note five (5) years from the date of the Term Sheet, and upon maturity of the Convertible Note any outstanding principal and accrued interest accrued thereunder will automatically be converted into shares of the Buyer’s common stock at the conversion rate.

The closing of the transaction contemplated by the Term Sheet will be subject to standard closing conditions, including the approval by the stockholders of the Buyer holding a majority of the Buyer’s common stock. Alset Inc. and certain affiliates of Alset Inc. own the majority of the Buyer’s common stock.

Alset and the Buyer are related parties. The Term Sheet was approved by Alset’s Board of Directors and Audit Committee. Chan Heng Fai and Chan Tung Moe, members of Alset’s Board of Directors, recused themselves from all deliberation and voting regarding the Term Sheet and the Sale of the Shares.

The foregoing is a summary only and does not purport to be complete. It is qualified in its entirety by reference to the Term Sheet, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Stock Purchase Agreement and Convertible Promissory Note

On February 5, 2026, Alset entered into the Stock Purchase Agreement with the Buyer, pursuant to which Alset agreed to sell to the Buyer 505,341,376 issued and outstanding shares of common stock, par value $0.0001, of Hapi Metaverse Inc. for a purchase price of $19,910,603.00 in the form of a promissory note convertible into newly issued shares of the Buyer’s common stock. The Convertible Note bears a simple interest rate of 1% per annum. Under the terms of the Convertible Note, Alset may convert any outstanding principal and interest into shares of the Buyer’s common stock at $1.85 per share upon ten (10) days’ notice prior to maturity of the Convertible Note five (5) years from the date of the Term Sheet, and upon maturity of the Convertible Note any outstanding principal and accrued interest accrued thereunder will automatically be converted into shares of the Buyer’s common stock at the conversion rate.

The closing of the Stock Purchase Agreement and the Convertible Note will be subject to standard closing conditions, including the approval by the stockholders of the Buyer holding a majority of the Buyer’s common stock. Alset Inc. and certain affiliates of Alset Inc. own the majority of the Buyer’s common stock.

The foregoing is a summary only and does not purport to be complete. It is qualified in its entirety by reference to the Stock Purchase Agreement and Convertible Note, copies of which are filed as Exhibit 10.2 and Exhibit 10.3 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Term Sheet, between Alset Inc. and HWH International Inc., dated as of February 5, 2026
10.2	Stock Purchase Agreement, between Alset Inc. and HWH International Inc., dated as of February 5, 2026
10.3	Convertible Note, between Alset Inc. and HWH International Inc., dated as of February 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET INC.

Dated: February 5, 2026	By:	/s/ Lui Wai Leung Alan
	Name:	Lui Wai Leung Alan
	Title:	Co-Chief Financial Officer